ONE PRICE CLOTHING STORES, INC. AND
SUBSIDIARY

EXHIBIT 5 - OPINION OF WYCHE, BURGESS,
FREEMAN AND PARHAM, P.A. REGARDING ASPECTS
OF THE LEGALITY OF SHARES OF COMMON STOCK
OF THE REGISTRANT COVERED BY THIS
REGISTRATION STATEMENT



August 11, 1995



One Price Clothing Stores, Inc.
Highway 290, Commerce Park
Duncan, South Carolina  29334

Re: Registration Statement on Form S-8
     One Price Clothing Stores, Inc.,
     Director Stock Option Plan

Ladies and Gentlemen:

    The opinion set forth below is
rendered with respect to the 105,000
shares, par value $0.01 per share, of
common stock of One Price Clothing Stores,
Inc., a Delaware corporation (the
"Company"), which will be registered with the Securities and Exchange Commission by the above-referenced Registration
Statement on Form S-8 pursuant to the
Securities Act of 1933, as amended, in
connection with the Company's Director
Stock Option Plan (the "Plan"). We have examined the Company's Articles of
Incorporation, and all amendments thereto, the Company's By-Laws, as amended, and reviewed the records of the Company's corporate proceedings, all as provided by the Company. We have made such other investigation of law and fact as we have deemed necessary in order to enable us to render this opinion. We have examined and relied upon a Certificate of Existence with respect to the Company, furnished by the Delaware Secretary of State and dated
July 7, 1995, and assumed no change from the date thereof.

    Based on the foregoing and subject to
the comments, limitations and
qualifications set forth below, we are of the opinion that:

         1.  The Company is currently existing
             as a corporation under the laws of
             the State of Delaware.

         2.  The shares of common stock of the
             Company covered by the Plan have
             been duly authorized and, upon
             satisfaction of any vesting or
             other conditions set forth or
             referred to in the Plan, including
             payment of the applicable exercise
             price, the shares of the Company's
             common stock covered by the above-
             referenced Registration Statement
             which are issued after the date
             hereof under and in compliance with
             the terms of the Plan will be
             legally issued, fully paid and non-
             assessable.

One Price Clothing Stores, Inc.
August 11, 1995
Page 2

         The foregoing opinion is limited to
matters governed by the business
corporations law of the State of Delaware in force on the date of this letter. We are not attorneys admitted to the bar of the State of Delaware, but we have examined the provisions of the business corporations law of the State of Delaware as such is commonly used. We express no opinion with regard to any matter which may be (or which purports to be) governed by the laws of any other state or jurisdiction. We express no opinion as to any shares of the Company's common stock other than original issue shares.

         This opinion is rendered as of the
date of this letter and applies only to
the matters specifically covered by this opinion, and we disclaim any continuing responsibility for matters occurring after the date of this letter.

         This opinion is rendered solely for
your benefit in connection with the
Registration Statement on Form S-8
respecting shares of the Company's common stock to be issued under the Plan and may not be replied upon, quoted or used by any other person or entity or for any other purpose without our prior written consent.

         We consent to the use of this opinion
as an exhibit to the Registration
Statement on the Form S-8 respecting
shares of the Company's common stock to be issued under the Plan.


Wyche, Burgess, Freeman & Parham, P.A.

/s/ Jo W. Hackl
By:  Jo W. Hackl